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                                                                    Exhibit 99.2


                    THIS PROXY IS SOLICITED ON BEHALF OF THE
               BOARD OF DIRECTORS OF INTERSTATE HOTELS CORPORATION

         The undersigned stockholder of Interstate Hotels Corporation, a Maryland corporation (the "Company"), hereby appoints _________________ or ________________, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of the Stockholders of the Company to be held at [the Radisson Hotel, Pittsburgh-Greentree located at 101 Radisson Drive, Pittsburgh, Pennsylvania], on ________, 2002, at 10:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Joint Proxy Statement and Prospectus and revokes any proxy heretofore given with respect to such meeting.

         THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED BELOW. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE PROPOSAL AS DESCRIBED IN THE JOINT PROXY STATEMENT AND PROSPECTUS AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


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         1. Approval of the merger of the Company with and into MeriStar Hotels
& Resorts, Inc., a Delaware corporation ("MeriStar"), on the terms and conditions set forth in the Agreement and Plan of Merger by and between the Company and MeriStar and the other transactions contemplated by that merger agreement, as described in the accompanying Joint Proxy Statement and Prospectus.

              [ ] FOR          [ ] AGAINST            [ ] ABSTAIN

         2. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.

         [ ] CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

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Please sign exactly as name appears on the records of the Company and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under signature(s).


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             Signature

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     Signature, if held jointly

Dated: -----------------------, 2002